EXHIBIT 10(n)(2)

                                                                [EXECUTION COPY]

                                U.S. $35,000,000

                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of April 9, 1990

                  as Amended and Restated as of March 1, 1995

                                     Among

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                   AS SELLER

                                      and

                                 CITIBANK, N.A.

                                      and

                          CITICORP NORTH AMERICA, INC.

                           INDIVIDUALLY AND AS AGENT

                               TABLE OF CONTENTS
SECTION                                                                   PAGE

Preliminary Statements.................................................... 1

                                   ARTICLE I
                      AMOUNTS AND TERMS OF THE PURCHASES

Section 1.01    Commitment................................................ 1
Section 1.02    Making Purchases.......................................... 2
Sections 1.03
  through 1.05  Incorporation by Reference................................ 3
Section 1.06    Fees...................................................... 3
Section 1.07
  through 1.09  Incorporation by Reference................................ 3
Section 1.10    Eurodollar Increased Costs................................ 3
Section 1.11    Additional Yield on Receivable Interests Bearing
                a Eurodollar Rate......................................... 3
Section 1.12    Increased Costs........................................... 4

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES;
                       COVENANTS; EVENTS OF TERMINATION

Section 2.01    Representations and Warranties; Covenants................. 4
Section 2.02    Events of Termination..................................... 4

                                  ARTICLE III
                                INDEMNIFICATION

Section 3.01    Indemnities by the Seller................................. 5

                                   ARTICLE IV
                                 MISCELLANEOUS

Section 4.01    Amendments, Etc........................................... 7
Section 4.02    Notices, Etc.............................................. 8
Section 4.03    Assignability; Termination................................ 9
Section 4.04    Costs, Expenses and Taxes.................................11
Section 4.05    Confidentiality...........................................12
Section 4.06    Governing Law; Execution in Counterparts..................12
Section 4.07    The Agent.................................................13

                                      (i)

                          LIST OF EXHIBITS AND ANNEXES

EXHIBIT      I    Definitions

EXHIBIT      II   Conditions of Purchases

EXHIBIT      III  Representations and Warranties

EXHIBIT      IV   Covenants

EXHIBIT      V    Events of Termination

ANNEX        A    [Intentionally Left Blank]

ANNEX B      Forms of Opinions of Counsel for the Seller as to the initial
             Purchase

ANNEX C      Form of Assignment and Acceptance

                                      (ii)

                                  RECEIVABLES
                              PURCHASE AGREEMENT

                           Dated as of April 9, 1990

                  as Amended and Restated as of March 1, 1995

             CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a Louisiana corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNA") and as agent (the "Agent") for itself and the Banks (as defined in Exhibit I to this Agreement), agree as follows:

             PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement.

             The Seller has Receivables in which it is prepared to sell undivided fractional ownership interests (referred to herein as "Receivable Interests"). Citibank and CNA are prepared to purchase such Receivable Interests on the terms set forth herein.

      The Seller, Corporate Asset Funding Company, Inc., CNA and the Agent entered into a Receivables Purchase Agreement, dated as of April 9, 1990 (the "Original Agreement").

      The Seller, Citibank, CNA and the Agent desire to amend and restate the Original Agreement.

      Accordingly, the parties agree as follows:

                                   ARTICLE I

                      AMOUNTS AND TERMS OF THE PURCHASES

             SECTION 1.01. COMMITMENT. (a) On the terms and conditions hereinafter set forth, the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Commitment Termination Date. Under no circumstances shall the Banks be obligated to make any such purchase if, after giving effect to such purchase, the aggregate outstanding Capital of Receivable Interests, together with the aggregate outstanding "Capital" of all "Receivable Interests" under the Investor Agreement, would exceed the Commitment.

                                       1

            (b) The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole the Commitment or reduce in part the unused portion of the Commitment; PROVIDED that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof; PROVIDED, FURTHER, that on the effective date of any termination in whole of the Commitment occurring prior to the first anniversary of the Original Agreement, the Seller shall pay to the Agent the excess (if any) of (i) the sum of (x) all accrued and unpaid Administration Fees and Program Fees plus (y) an amount equal to the lesser of $75,000 or the sum of the Administration Fee and Program Fee that would have accrued from such effective date to the first anniversary of the Original Agreement pursuant to Section 1.05 thereof over (ii) any amounts actually paid by the Seller on such effective date pursuant to the second proviso of Section .01(b) of the Investor Agreement.

             SECTION 1.02. MAKING PURCHASES. (a) Each purchase shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the "Capital" of the Receivable Interest then being purchased), (ii) the date of such purchase (which shall be a Business Day) and (iii) the desired duration of the initial Fixed Period for the Receivable Interest to be purchased. The Agent shall notify the Seller whether the desired duration of the initial Fixed Period for the Receivable Interest to be purchased is acceptable, and the Agent shall promptly notify the Banks of the proposed purchase. Such notice of purchase shall be sent by telecopier, telex or cable to all Banks concurrently and shall specify the date of such purchase, each Bank's Percentage Interest multiplied by the aggregate amount of Capital of the Receivable Interest being purchased, the Fixed Period for such Receivable Interest and whether Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least two Business Days prior to the purchase date) or the Alternate Base Rate.

             (b) Prior to 2:00 P.M., New York City time, on the date of each such purchase, the Banks ratably in accordance with their respective Bank Commitments shall, upon satisfaction of the applicable conditions set forth in
Exhibit II, make available to the Agent the amount of their respective purchases by deposit of the applicable amount in immediately available funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller in same day funds, to the Seller's Account No. 00025494 at Citibank, N.A., in New York, New York.

             (c) Notwithstanding the foregoing, the total outstanding Capital of Receivable Interests that any Bank shall be obligated to purchase under this
Section 1.02 shall not at any time exceed such Bank's Bank Commitment less (in the case of any Bank other than Citibank) the aggregate "Capital" or "Percentage Interests" purchased by such Bank under the APA. Each Bank's obligation shall be several, such
                                       2

that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

             (d) If CNA chooses to purchase Receivable Interests, it shall do so by entering into an Assignment and Acceptance.

             SECTIONS 1.03 through 1.05. INCORPORATION BY REFERENCE. Each of Sections 1.03 through 1.05 of the Investor Agreement is hereby incorporated herein by this reference, except that each reference therein to the "Investor" shall be deemed to be a reference to the owner of the relevant Receivable Interest.

             SECTION 1.06. FEES. The Seller shall pay fees to the Agent pursuant to letter agreements executed from time to time.

             SECTIONS 1.07 through 1.09. INCORPORATION BY REFERENCE. Each of Sections 1.07 through 1.09 of the Investor Agreement is hereby incorporated herein by this reference, except that each reference therein to the "Investor" shall be deemed to be a reference to the owner of the relevant Receivable Interest.
             SECTION 1.10. EURODOLLAR INCREASED COSTS. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.11) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Bank (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Bank (as a third-party beneficiary), from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increased costs. Such increased costs shall be determined by such Bank and notified to the Seller through the Agent not more than 30 days after the Commitment Termination Date. A certificate as to such amounts submitted to the Seller and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.
             SECTION 1.11. ADDITIONAL YIELD ON RECEIVABLE INTERESTS BEARING A EURODOLLAR RATE. The Seller shall pay to any Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Bank during each Fixed Period in respect of which Yield is computed
                                       3

by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Bank and notified to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.
             SECTION 1.12. INCREASED COSTS. If any Bank, acting in good faith, determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Bank and that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein hereunder or under any commitments to the Investor related to this Agreement or the Investor Agreement or to the funding thereof and other commitments of the same type, then, upon demand by the Agent, the Seller shall immediately pay to the Agent, for the account of such Bank (as a third-party beneficiary), from time to time as specified by the Agent, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller by such Bank shall be conclusive and binding for all purposes, absent manifest error.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES; COVENANTS;
                             EVENTS OF TERMINATION

             SECTION 2.01. REPRESENTATIONS AND WARRANTIES; COVENANTS. The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.
             SECTION 2.02. EVENTS OF TERMINATION. If any of the Events of Termination set forth in Exhibit V hereto shall occur and be continuing, the Agent may, by notice to the Seller, take either or both of the following actions: (x) declare the Commitment to be terminated (in which case the Commitment Termination Date shall be deemed to have occurred), and (y) without limiting any right under the Collection Agent Agreement to replace the Collection Agent, designate another Person to

                                       4

succeed the Seller as the Collection Agent; PROVIDED that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (g) of Exhibit V, the Commitment shall terminate, the Commitment Termination Date shall occur, the Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon any such automatic termination, the Banks, CNA and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under all applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III

                                INDEMNIFICATION

             SECTION 3.01. INDEMNITIES BY THE SELLER. Without limiting any other rights that each Bank, CNA or the Agent (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party; (b) Indemnified Amounts to the extent arising out of, relating to, or resulting from any act or omission on the part of such Indemnified Party or any Collection Agent, other than the Seller, appointed by any Indemnified Party, (c) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, (d) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract, (e) Indemnified Amounts arising from the failure of any Indemnified Party to comply with any applicable laws, unless such failure arose out of the breach by the Seller of any representation, warranty or covenant of this Agreement, and (f) Indemnified Amounts arising from the sale of commercial paper and/or Medium Term Notes by any Indemnified Party or the operations or administration of any Indemnified Party generally or which would have existed or arisen even had such Indemnified Party not entered into this Agreement, unless in each case such Indemnified Amounts arose out of the breach by the Seller of any representation, warranty or covenant of this Agreement; PROVIDED that in connection with any Indemnified Amounts covered by this Agreement and one or more other agreements pursuant to which a Bank or CNA has purchased receivables or interests therein from other Persons and arising out of or resulting from the same act, omission or occurrence, the Seller's liability under this Section shall not exceed its ratable portion thereof determined in accordance with its usage and the usage of such other Persons

                                       5

under their respective facilities; PROVIDED, FURTHER, that if such Indemnified Amounts are attributable to one or more other Persons that have entered into agreements with any Indemnified Party for the sale of interests in receivables ("Other Sellers") and not attributable to the Seller, such Other Sellers shall be solely liable for such Indemnified Amounts; PROVIDED, FURTHER, HOWEVER, that if such Indemnified Amounts are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Indemnified Amounts. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

             (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

             (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

             (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

             (iv) the failure to vest in CNA, a Bank or any other Eligible Assignee an undivided percentage ownership interest, to the extent of such Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

             (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable law, with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

             (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of electricity or services related
                                       6

to such Receivable or the furnishing or failure to furnish such electricity or services;
             (vii) any failure in any material respect of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions hereof or of the Collection Agent Agreement or to perform its duties or obligations under the Contracts;

             (viii) any products liability claim arising out of or in connection with electricity or services which are the subject of any Contract;
             (ix) the commingling of Collections of Pool Receivables at any time with other funds;

             (x) any investigation, litigation or proceeding, initiated by a third party involving any act or omission on the part of the Seller which is related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or any Receivable, Related Security or Contract;
             (xi) any Adverse Claim affecting the Pool Receivables arising from the Mortgage or the LREC Indenture or the filing or existence of assignments, financing statements or similar instruments with respect to the Mortgage or the LREC Indenture; or

             (xii) any failure to obtain any acknowledgment, authorization or approval under, or provide any notice required by, the Federal Assignment of Claims Act of 1940, as amended, in respect of Government Receivables, or any failure to obtain any acknowledgment, authorization or approval under, or provide any notice required by, any similar law of the State of Louisiana or any local or municipal government within such State, in respect of any Receivable whose Obligor is the State of Louisiana, any governmental subdivision or agency thereof or any locality or municipality therein.

                                  ARTICLE IV

                                 MISCELLANEOUS

             SECTION 4.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement (including, without limitation, any provision of the Investor Agreement which is incorporated herein by reference) or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and
                                       7

for the specific purpose for which given. Notwithstanding the foregoing, the Agent agrees that it shall not:

             (a) without the prior written consent of each Bank, (i) amend the definitions of Eligible Receivable, Defaulted Receivable or Delinquent Receivable contained in this Agreement or modify the then existing Concentration Limit or any Special Concentration Limit, (ii) amend, modify or waive any provision of this Agreement in any way which would (A) reduce the amount of Capital or Yield that is payable on account of any Receivable Interest or delay any scheduled date for payment thereof, (B) impair any rights expressly granted to an assignee or participant under this Agreement, (C) reduce fees payable by the Seller to the Agent or to Citibank which relate to payments to Banks or delay the dates on which such fees are payable, or (D) modify any provisions relating to recourse for uncollectible Receivables or reserves for Yield or the Collection Agent Fee, or (iii) agree to a different Assignee Rate pursuant to the final proviso in the definition of Assignee Rate; or

             (b) without the prior written consent of the Majority Banks, (i) amend the definitions of Default Ratio, Delinquency Ratio or Net Receivables Pool Balance, (ii) amend the Events of Termination to increase the maximum permitted Default Ratio or Delinquency Ratio or reduce the minimum required Net Receivables Pool Balance to Capital ratio, (iii) (A) waive violations of the Default Ratio or Delinquency Ratio for more than two consecutive months, or (B) waive a violation of the Net Receivables Pool Balance to Capital ratio for more than two consecutive months beyond any applicable grace period unless the Seller has cured or has agreed to cure such violation within 30 days after notice from the Agent, or (iv) amend this Agreement to increase the Commitment.

             No failure on the part of the Banks, CNA or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
             SECTION 4.02. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto, or, with respect to any other Bank, to the Agent, who will forward such notice or communication to each such Bank at its address specified in the Assignment and Acceptance pursuant to which it became a Bank or at such other address as shall be designated by such Bank in a written notice to the Agent. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

                                       8

             SECTION 4.03. ASSIGNABILITY; TERMINATION. (a) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it); PROVIDED, HOWEVER, that

             (i) Citibank may not assign any portion of its Bank Commitment to the extent that it reduces such commitment below (A) 10% of the Commitment minus
(B) the Capital of the Receivable Interests purchased by CNA,

             (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

             (iii) the amount of the Bank Commitment and any Receivable Interests of the Bank being assigned pursuant to each assignment shall in no event be less than the lesser of $10,000,000 and all of the assigning Bank's Bank Commitment,

             (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500, and

             (v) concurrently with such assignment, if such Bank is a Bank other than Citibank, assign to such bank or other entity an equal percentage of its rights and obligations under the APA.

      Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

             (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

             (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no

                                       9

responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

             (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or the performance or observance by the Seller of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

             (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to Exhibit IV hereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
             (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

             (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

             (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

             (c) The Agent shall maintain at its address referred to in Section
4.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding Capital of Receivable Interests or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller or any Bank at any reasonable time and from time to time upon reasonable prior notice.

             (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Annex C hereto,
                                       10

(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller.

             (e) Each Bank may sell participations, to one or more banks or other entities which are Eligible Assignees, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and the Receivable Interests or interests therein owned by it); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement (including, without limitation, its Bank Commitment to the Seller hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Seller, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (iv) concurrently with such assignment, if the selling Bank thereunder is other than Citibank, sell to such bank or other entity an equal percentage of its rights and obligations under the APA.

             (f) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

             (g) The Seller may not assign its rights hereunder or any interest herein without the prior written consent of the Agent.

             (h) The provisions of Sections 1.09, 1.10, 1.11, 3.01, 4.04 and
4.05 shall survive any termination of this Agreement; PROVIDED, that each of the indemnities under Section 3.01 which relate to claims against any Indemnified Party shall not survive beyond the expiration of any statute of limitations applicable to such claim (unless such claim is asserted against any Indemnified Party prior to such expiration), and each of the other indemnities under Section
3.01 and each of the provisions of Section 4.04 shall not survive beyond the second anniversary of the later of the Commitment Termination Date or the date on which all Capital of all Receivable Interests purchased under this Agreement is reduced to zero (except for claims for indemnification and demands for payment asserted by any Indemnified Party prior to such second anniversary).

             SECTION 4.04. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and Citibank with respect thereto and with respect to advising the Agent and Citibank as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses) of the Banks,

                                       11

CNA or the Agent in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

             (b) In addition, the Seller shall pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay on the part of the Seller in paying or omission to pay such taxes and fees.

             SECTION 4.05. CONFIDENTIALITY. (a) Unless otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to the Seller's legal counsel and auditors, and (iii) to the extent required by applicable law (including, without limitation, the Securities Exchange Act of 1934, as amended) or by any court, regulatory body or agency having jurisdiction over the Seller; and PROVIDED, FURTHER, that the Seller shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller, except that the Seller will not take any affirmative actions to further disclose such information (except to the extent otherwise permitted by this Section 4.05(a)).

             (b) Citibank, CNA and the Agent each agrees to maintain the confidentiality of all information with respect to the Seller furnished or delivered to it pursuant to paragraph (g) of Exhibit IV; PROVIDED, that such information may be disclosed (i) to such party's legal counsel and auditors,
(ii) to the extent required by applicable law or by any court, regulatory body or agency having jurisdiction over such party, and (iii) to Banks and prospective Banks if they agree to hold it confidential to the extent set forth in this Section 4.05(b); and PROVIDED, FURTHER, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or become available to the public through no fault of such party, except that such party will not take any affirmative actions to further disclose such information (except to the extent otherwise permitted by this Section 4.05(b)).

             SECTION 4.06. GOVERNING LAW; EXECUTION IN COUNTERPARTS. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except to the extent that the validity or perfection of the interests of any owner of a Receivable Interest in the Receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.
                                       12

            (b) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

             SECTION 4.07. THE AGENT. (a) Each of the Banks hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

             (b) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to the Collection Agent Agreement), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may treat the Bank which funded any purchase of a Receivable Interest as the owner of such Receivable Interest until the Agent receives and accepts an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in Section 4.03; (ii) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank or CNA and shall not be responsible to any of them for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (v) shall not be responsible to any Bank or CNA for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

             (c) With respect to any Receivable Interest or interest therein owned by it, CNA shall have the same rights and powers under this Agreement as any Bank and
                                       13

may exercise the same as though it were not the Agent. CNA and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNA were not the Agent and without any duty to account therefor to the Banks.
             (d) The Banks agree to indemnify the Agent (to the extent not reimbursed by the Seller), ratably according to the respective amounts of Capital of the Receivable Interests (or interests therein) owned by each of them (or if no Capital is then outstanding, the Banks shall indemnify the Agent ratably according to the respective amounts of their Bank Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                       By       DAVID M. EPPLER
                                        Title:  Vice President-Finance

                                       2030 Donahue Ferry Road
                                       Pineville, Louisiana 71360
                                       Attention: Michael P. Prudhomme
                                       Facsimile No. 318-484-7697

                                       14

                                       CITIBANK, N.A.

                                       By    ARTHUR B. BOVINO, JR.
                                           Attorney-in-Fact

                                           450 Mamaroneck Avenue
                                           Harrison, N.Y. 10528
                                           Attention:  Corporate Asset Funding
                                           Facsimile No. 914-899-7015


                                       CITICORP NORTH AMERICA, INC.,
                                       individually and as Agent

                                       By    ARTHUR B. BOVINO, JR.
                                           Vice President

                                       450 Mamaroneck Avenue
                                       Harrison, N.Y. 10528
                                       Attention: Corporate Asset Funding
                                       Facsimile No. 914-899-7015

                                       15

                                   EXHIBIT I

                                  DEFINITIONS


             As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "AGENT'S ACCOUNT" means the special account (account number 4054-8804) of the Agent maintained at the office of Citibank, at 399 Park Avenue, New York, New York.

             "APA" means the "Asset Purchase Agreement" entered into by a Bank, concurrent with the Assignment and Acceptance, that relates to the Investor Agreement.
             "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee, and accepted by the Agent, pursuant to which such Bank became a party to the Agreement, in substantially the form of Annex C hereto.

             "BANK COMMITMENT" of any Bank means, (a) with respect to Citibank, $35,000,000, or such amount as reduced by any Assignment and Acceptance entered into between Citibank and other Banks (but not reduced below (i) 10% of the Commitment minus (ii) the Capital of Receivable Interests purchased by CNA), or
(b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, or such amount as reduced by any Assignment and Acceptance entered into between such Bank and an Eligible Assignee, in each case as reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Commitment pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.
             "BANKS" means Citibank and each Eligible Assignee that shall become a party to the Agreement pursuant to Section 4.03.

             "CAPITAL" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by CNA or a Bank, as the case may be, pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 1.04; PROVIDED that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such
                                      I-1

Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

             "COLLECTION AGENT" means at any time the Person then authorized pursuant to the Collection Agent Agreement to administer and collect Pool Receivables.
             "COLLECTION AGENT AGREEMENT" means an agreement between the Seller and the Agent (and, if the Seller does not act as Collection Agent, consented to by the Collection Agent), in form and substance satisfactory to them, governing the appointment and responsibilities of the Collection Agent as to administration and collection of the Pool Receivables, and requiring the Collection Agent to perform its obligations set forth in the Agreement.

             "COMMITMENT" means $35,000,000, as such amount may be reduced pursuant to Section 1.01. References to the unused portion of the Commitment shall mean, at any time, the Commitment, as then reduced pursuant to Section 1.01(b) or pursuant to the next sentence, minus the sum of the then outstanding Capital of Receivable Interests under the Agreement and the then outstanding "Capital" of "Receivable Interests" under the Investor Agreement. Furthermore, on each day on which the Seller reduces the unused portion of (or terminates) the "Purchase Limit" under the Investor Agreement, the Commitment automatically shall reduce by the same amount (or so terminate).

             "COMMITMENT TERMINATION DATE" means the earliest of (a) February 28, 1996, (b) the Facility Termination Date under the Investor Agreement, (c) the date determined pursuant to Section 2.02, and (d) the date the Commitment reduces to zero.

             "ELIGIBLE ASSIGNEE" means (i) CNA or any Affiliate of CNA, (ii) any Bank already a party to this Agreement, (iii) Persons managed by CNA or any such Affiliate, or (iv) a financial institution or other entity which is acceptable to the Agent and approved by the Seller, which approval shall not be unreasonably withheld.

             "EVENT OF TERMINATION" has the meaning specified in Exhibit V.

             "INVESTOR" means Corporate Asset Funding Company, Inc.

             "INVESTOR AGREEMENT" means the Receivables Purchase Agreement, dated as of the date hereof, among the Seller, the Investor and Citicorp North America, Inc., as Agent, as the same may, from time to time, be amended, modified or supplemented.

             "LIQUIDATION FEE" means, for any Fixed Period during which a Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without
                                      I-2

taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the owner of such Receivable Interest from the investment of the proceeds of such reductions of Capital.

             "MAJORITY BANKS" means at any time Banks holding Receivable Interests having Capital equal to more than 50% of the aggregate outstanding Capital of all Receivable Interests or, if no Capital is then outstanding, Banks having more than 50% of the Commitment.

             "PERCENTAGE INTEREST" of any Bank means, (a) with respect to Citibank, 100%, or such amount as reduced by any Assignment and Acceptance Agreement entered into between Citibank and other Banks (but not reduced below
(i) 10% minus (ii) CNA's Percentage Interest, or (b) with respect to a Bank that has entered into an Assignment and Acceptance Agreement, the amount set forth therein as such Bank's Percentage Interest.

             "REINVESTMENT TERMINATION DATE" for any Receivable Interest means that Business Day which the Seller so designates by notice to the Agent at least one Business Day in advance.

             "TERMINATION DATE" for any Receivable Interest means the earlier of
(i) the Reinvestment Termination Date for such Receivable Interest and (ii) the Commitment Termination Date.

             "YIELD" means for each Receivable Interest for any Fixed Period:

                                AR x C x ED + LF
                                         ---
                                         360
             where:

                  AR   =    the Assignee Rate for such Receivable Interest
                            for such Fixed Period

                  C    =    the Capital of such Receivable Interest during
                            such Fixed Period

                  ED   =    the actual number of days elapsed during such
                            Fixed Period

                                      I-3

                  LF   =    the Liquidation Fee, if any, for such
                            Receivable Interest for such Fixed Period;

PROVIDED that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED FURTHER that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
             DEFINED TERMS INCORPORATED BY REFERENCE. Unless otherwise defined in the Agreement and subject to the modifications herein set forth, capitalized terms used in the Agreement or in any provisions of the Investor Agreement incorporated in the Agreement by reference shall have the meanings given to them in the Investor Agreement. Without limiting the foregoing, the defined terms "Credit and Collection Policy" and "Investor Report" are hereby incorporated by reference together with the related Schedule II and Annex A, respectively, of the Investor Agreement. All references to the "Agent" and "Agreement" in provisions of the Investor Agreement (including Exhibits and Schedules) incorporated in the Agreement by reference shall, without further reference, mean CNA as Agent under the Agreement and the Agreement, respectively. Furthermore, all references in such incorporated provisions to "Collections", "Contract", "Net Receivables Pool Balance", "Pool Receivable", "Receivable Interest", "Receivables Pool" and "Related Security" shall mean the Collections, a Contract, the Net Receivables Pool Balance, a Pool Receivable, a Receivable Interest, the Receivables Pool and the Related Security under the Agreement, respectively. To the extent any word or phrase is defined in the Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Investor Agreement shall have the meaning given to it in the Agreement. The incorporation by reference into the Agreement from the Investor Agreement is for convenience only, and the Agreement and the Investor Agreement shall at all times be, and be treated as, separate and distinct facilities. Incorporations by reference in the Agreement from the Investor Agreement shall not be affected or impaired by any subsequent expiration or termination of the Investor Agreement, nor by any amendment thereof or waiver thereunder unless the Agent, as agent for CNA and the Banks, shall have consented to such amendment or waiver in writing.

             OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.
                                      I-4

                                  EXHIBIT II

                            CONDITIONS OF PURCHASES

             1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase of a Receivable Interest under the Agreement is subject to the conditions precedent that the conditions precedent to the initial purchase under the Investor Agreement shall have been satisfied on or prior to the date of such purchase under the Agreement and that the Agent shall have received on or before the date of such purchase under the Agreement the following, each in form and substance satisfactory to the Agent:

             (a) Certified copies of the resolutions of the Board of Directors of the Seller approving the Original Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Original Agreement.

             (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Original Agreement and the other documents to be delivered by it thereunder.

             (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership interests contemplated by the Original Agreement.

             (d) Acknowledgment copies or time stamped receipt copies of proper releases, if any, duly filed on or before the date of such initial purchase, necessary to release all assignments, security interests and other rights of any Person (other than rights created pursuant to the LREC Indenture) in the Receivables, Contracts or Related Security previously granted by the Seller.

             (e) Completed requests for information dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements or assignments filed in the same jurisdictions as such financing statements that name the Seller as debtor or assignor, together with copies of such other financing statements or assignments (none of which shall cover any Receivables, Contracts or Related Security).

             (f) Favorable opinions of Baker & Botts, special counsel for the Seller, and William O. Bonin, Louisiana counsel for the Seller, substantially in the forms of Annex B-1 and B-2 hereto and as to such other matters as the Agent may reasonably request.
                                      II-1

             (g)  The Collection Agent Agreement.

             (h) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, as the Agent may reasonably request.

             2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent on or prior to such purchase (except, in the case of the initial purchase, such delivery may occur within 15 days after such purchase), in form and substance satisfactory to the Agent, a completed Investor Report dated within 30 days prior to the date of such purchase together with (if requested by the Agent) a listing by Obligor of all Pool Receivables and such additional information as may reasonably be requested by the Agent, (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

             (i) The representations and warranties contained in Exhibit III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

             (ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or a Potential Event of Termination, and

             (iii) Giving effect to such purchase or reinvestment to be made on such date, and for the purpose of this clause (iii) only treating the Capital of the Receivable Interests under the Agreement and the "Capital" of the "Receivable Interests" under the Investor Agreement as if the same were "Debt" (as such term is defined in the MTN Indenture), the Seller will be in compliance with Section 1009(b) of the MTN Indenture, and (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

             3. CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT. The effectiveness of the amendment and restatement of the Original Agreement is subject to the condition precedent that the Agent shall have received on or before the amendment and restatement date of the Agreement the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

             (a) Certified copies of the resolutions of the Board of Directors of the Seller approving the Agreement and the other documents to be delivered by the Seller
                                      II-2

hereunder and the matters contemplated hereby, certified by the Seller's Secretary or Assistant Secretary, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

             (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and the Banks may conclusively rely unless and until such time as the Agent shall receive from the Seller a revised certificate from it meeting the requirements of this subsection (b)).

             (c) Favorable opinions of Baker & Botts, special counsel for the Seller, and William O. Bonin, Louisiana counsel for the Seller, confirming their respective opinions furnished pursuant to Section 1(f) of this Exhibit II (with reference therein to the Agreement to mean the amended and restated Agreement) and as to such other matters as the Agent may reasonably request.

             (d) By executing this Agreement, the Seller certifies as to the matters set forth in Section 2(b) of this Exhibit II.

                                      II-3

                                  EXHIBIT III

                        REPRESENTATIONS AND WARRANTIES

             Exhibit III of the Investor Agreement is hereby incorporated herein by reference, except that each reference therein to the Investor shall be deemed to be a reference to the owner of the relevant Receivable Interest, and each reference therein to the Agreement shall be deemed to be a reference to this Agreement.
                                     III-1

                                  EXHIBIT IV

                                   COVENANTS

             Exhibit IV of the Investor Agreement is hereby incorporated herein by reference, except that each reference therein to the "Facility Termination Date" shall be deemed to be a reference to the "Commitment Termination Date."

                                      IV-1

                                   EXHIBIT V

                             EVENTS OF TERMINATION

             Each of the "Events of Termination" set forth in Exhibit V of the Investor Agreement is hereby incorporated herein by reference, except that (i) the reference in subsection (i) thereof to the "Citibank Agreement" shall be deemed to be a reference to the Investor Agreement and (ii) the following shall constitute an additional Event of Termination:


             (l) There shall occur any event that constitutes or that would, with the giving of notice or lapse of time or both, constitute an "Event of Termination" under the Investor Agreement; or the Investor Agreement shall cease for any reason to be in full force and effect.

                                      V-1